UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2007

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

Following the successful completion of its tender offer for all outstanding shares of Class A common stock, par value $0.01 per share ("Class A Shares"), of U.S. Xpress Enterprises, Inc., a Nevada corporation ("U.S. Xpress"), on October 12, 2007 (the "Effective Time"), New Mountain Lake Acquisition Company, a Nevada corporation ("NMLAC") and wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company ("Holding Company"), was merged with and into U.S. Xpress pursuant to Section 92A.180 of the Nevada Revised Statutes (the "Merger"), with U.S. Xpress as the corporation surviving such Merger.

In order to complete the tender offer and the Merger, NMLAC accepted for payment all Class A Shares that were validly tendered and not withdrawn in the tender offer.  Upon accepting the Class A Shares for payment, Messrs. Quinn and Fuller and their affiliates transferred to NMLAC approximately 3,344,605 Class A Shares and 3,040,262 shares of the Company's Class B common stock, par value $0.01 per share, owned by them, and promptly paid for all accepted Class A Shares using proceeds received under its financing commitment from SunTrust Bank and SunTrust Robinson Humphrey, Inc.  As a result of these transfers and the acquisition of Class A Shares in the tender offer, NMLAC owned an aggregate of approximately 14,514,922 Class A Shares, representing approximately 93.3% of the total Class A Shares issued and outstanding.

In accordance with Section 92A.180 of the Nevada Revised Statutes, the Merger was approved by the board of directors and the stockholder of NMLAC and did not require any action by the stockholders of U.S. Xpress.  Under the terms of the Merger, each Class A Share outstanding immediately prior to the Effective Time was canceled and converted into the right to receive $20.10 in cash, without interest thereon and less any required withholding taxes.  Upon completion of the Merger, U.S. Xpress became a wholly-owned subsidiary of Holding Company.  In connection with the completion of the Merger, at the close of the market on October 12, 2007, the common stock of U.S. Xpress ceased trading on NASDAQ.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the tender offer and the Merger, each of John W. Murrey III, Robert J. Sudderth, Jr., and James E. Hall resigned from their respective positions as members of the Board of Directors.  Following the Merger, Max L. Fuller and Patrick E. Quinn will serve as the two directors of U.S. Xpress.  Mr. Fuller will continue to serve as Chief Executive Officer and Mr. Quinn will continue to serve as President of U.S. Xpress upon termination of U.S. Xpress’ registration as a public company.  Mr. Ray Harlin will continue to serve as Chief Financial Officer of U.S. Xpress.

Certain other information relating to the transaction is included in the Tender Offer Statement and Schedule 13E-3 Transaction Statement on Schedule TO, filed on September 12, 2007 by New Mountain Lake Acquisition Company and other persons involved in the transaction, as amended.  Such information is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.

Date: October 18, 2007	By:	/s/ Ray M. Harlin
	Name:	Ray M. Harlin
	Title:	Chief Financial Officer